Exhibit 99.2

INTREXON CORPORATION

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

June 5, 2015

Dear Shareholder or Warrantholder of Intrexon Corporation:

We are pleased to provide this Information Statement regarding the distribution of the shares of common stock of ZIOPHARM Oncology, Inc. The Information Statement provides you with important information concerning:

•	how we determined the number of shares you will receive;

•	how fractional shares will be treated;

•	a general discussion of the U.S. federal income tax treatment of the distribution of the shares of common stock of ZIOPHARM;

•	a brief description of the background and business of ZIOPHARM; and

•	how you can obtain additional information about these matters.

We believe that the distribution will prove to be mutually beneficial to Intrexon, ZIOPHARM and our shareholders. Thank you for your investment in Intrexon Corporation.

DONALD P. LEHR

Chief Legal Officer and Corporate Secretary

INFORMATION STATEMENT

Distribution by Intrexon Corporation of an Aggregate of 17,830,305 Shares of the Common Stock of ZIOPHARM Oncology, Inc.

We are sending you this Information Statement because we are distributing all of our shareholder interest in ZIOPHARM Oncology, Inc. (“ZIOPHARM”) in a pro rata spin-off (the “Distribution”). In the Distribution, Intrexon Corporation (us or “Intrexon”) will distribute 17,830,305 shares of common stock of ZIOPHARM to holders of the shares of our common stock that were outstanding on June 4, 2015 (the “Record Date”) and the shares of our common stock deliverable under warrants to purchase our common stock (“Warrants”) that were outstanding on the Record Date. Holders of our common stock will receive 0.162203 shares of ZIOPHARM common stock in the Distribution as a dividend on each outstanding share of Intrexon common stock they owned at the close of business on the Record Date. Holders of Warrants will receive a distribution of 0.162203 shares of ZIOPHARM common stock in the Distribution with respect to each share of Intrexon common stock deliverable under the Warrants they held at the close of business on the Record Date. Except as specifically stated herein, this Information Statement does not address the distribution of ZIOPHARM common stock to holders of Warrants. The distribution of the ZIOPHARM common stock in the Distribution will be payable to our shareholders on or about June 12, 2015 (the “Distribution Date”).

We believe that the Distribution generally will be partially taxable to our shareholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences of the Distribution’’ below.

You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the effect of any federal, state, local or foreign income and any other tax laws.

On May 11, 2015, our Board of Directors authorized the Distribution. Following the Distribution, we will no longer own any shares of ZIOPHARM common stock.

After the Distribution, ZIOPHARM common stock will continue to be traded on the NASDAQ Capital Market under the symbol “ZIOP”.

It is expected that the dividend of ZIOPHARM common stock will constitute a distribution that is taxable to Intrexon and partially taxable to our shareholders for U.S. federal income tax purposes. We intend to treat the Distribution as a partially taxable distribution to our shareholders for U.S. federal income tax purposes, including for purposes of the U.S. federal tax withholding rules. Accordingly, the amount of the Distribution otherwise payable to certain Intrexon shareholders, including non-U.S. shareholders, will be reduced in connection with any applicable withholding taxes. See “Material U.S. Federal Income Tax Consequences of the Distribution” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.

No vote of Intrexon shareholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are filing this Information Statement, which contains additional information about the terms of the Distribution, ZIOPHARM and ZIOPHARM common stock for your information only.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the ZIOPHARM common stock to be distributed to you pursuant to the Distribution or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Information Statement is June 5, 2015.

You should rely only on the information contained in this document or to which this document refers you, or in other materials filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information about the Distribution on behalf of Intrexon. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. The information which appears in this document may only be accurate as of the date of this information statement. Our business, financial condition, results of operations and prospects may have changed since the date of such information and we will have no obligation or opportunity to update the information in this statement.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On May 11, 2015, our Board of Directors authorized the distribution to our shareholders and Warrant holders of an aggregate of 17,830,305 shares of ZIOPHARM common stock as a pro rata dividend on shares of Intrexon common stock and the shares of our common stock deliverable under Warrants outstanding at the close of business on June 4, 2015, the Record Date.

On or about June 12, 2015, the Distribution Date, holders of Intrexon common stock and Warrant holders will receive 0.162203 shares of ZIOPHARM common stock as a dividend on each outstanding share of Intrexon common stock they own or outstanding Warrant they own at the close of business on the Record Date, calculated as described below. You will not be required to pay any cash or other consideration for the shares of ZIOPHARM common stock distributed to you or to surrender or exchange your shares of Intrexon common stock to receive the dividend of ZIOPHARM common stock. The Distribution will not affect the number of outstanding shares of Intrexon common stock held by any shareholder, nor will it affect the rights of holders of Intrexon common stock.

The Number of Shares You Will Receive

If you are the record holder of Intrexon common stock at the close of business on the Record Date, you will be entitled to receive shares of ZIOPHARM common stock in the Distribution. The number of shares of ZIOPHARM common stock that you will be entitled to receive will equal the quotient obtained by dividing (i) the total number of shares of ZIOPHARM common stock to be distributed in the Distribution by (ii) the sum of (A) the total number of shares of Intrexon common stock outstanding at the close of business on the Record Date plus (B) the total number of shares of Intrexon common stock deliverable under Warrants outstanding at the close of business on the Record Date, multiplied by the total number of shares of Intrexon common stock you hold at the close of business on the Record Date. As discussed below, fractional shares will not be issued in the Distribution and instead shareholders will receive an amount in cash for such fractional interest. If applicable, shares of ZIOPHARM common stock may be withheld in respect of withholding taxes. See “Material U.S. Federal Income Tax Consequences of the Distribution.”

The following equation determines the number of shares of ZIOPHARM common stock you will receive for each share of Intrexon common stock you hold at the close of business on the Record Date:

Total number of shares of ZIOPHARM common stock to be distributed		17,830,305

Total number of shares of Intrexon common stock outstanding at the close of business on the Record Date and shares of Intrexon common stock deliverable under Warrants outstanding at the close of business on the Record Date	=	109,925,906	=	0.162203

Based on the number of shares of Intrexon common stock outstanding at the close of business on the Record Date and shares of Intrexon common stock deliverable under Warrants outstanding at the close of business on the Record Date, you will receive 0.162203 shares of ZIOPHARM common stock for each share of Intrexon common stock for which you are the record holder at the close of business on the Record Date. The distributed shares of ZIOPHARM common stock will be fully paid and non-assessable and will have no pre-emptive rights.

Trading Between the Ex-Dividend Date and Distribution Date

Beginning on June 2, 2015 (the “ex-dividend date”), and continuing through the close of trading on the New York Stock Exchange (“NYSE”) and the NASDAQ Capital Market (“NASDAQ”) on or about June 12, 2015, the Distribution Date, the following markets will exist in Intrexon and ZIOPHARM common stock:

•	Intrexon common stock “regular way” market (NYSE: XON): Shares of Intrexon common stock that will continue to trade in the regular way market, the same market in which they are currently traded. Beginning June 2, 2015, trades in Intrexon common stock will not include any entitlement to shares of ZIOPHARM common stock to be distributed pursuant to the Distribution. Holders of shares of Intrexon common stock who sell Intrexon shares, from and after the June 2, 2015 ex-dividend date and through the June 12, 2015 Distribution Date, will retain their right to receive ZIOPHARM shares.

•	ZIOPHARM common stock “regular way” market (NASDAQ: ZIOP): The regular way market is the same market for ZIOPHARM common stock that has been in existence since ZIOPHARM common stock began trading on the NASDAQ in September 2006.

All trades in the “regular way” markets will settle on the third trading day after the trade date.

ZIOPHARM common stock currently trades on the NASDAQ under the symbol “ZIOP”.

You are encouraged to consult with your financial advisors regarding the specific implications of selling Intrexon common stock and ZIOPHARM common stock before the Distribution Date.

When and How You Will Receive the Dividend

We will pay the dividend on or about the Distribution Date by releasing 17,830,305 shares of ZIOPHARM common stock to be distributed in the Distribution to our transfer and disbursing agent, American Stock Transfer & Trust Company, LLC. On or about June 12, 2015, the transfer and disbursing agent will cause the shares of ZIOPHARM common stock to which you are entitled in the Distribution to be registered in your name or in the “street name” of your bank or brokerage firm. Following the Distribution, we will no longer own any shares of ZIOPHARM common stock.

Registered Holders. If you are the registered holder of Intrexon common stock and hold your Intrexon common stock in book entry form, the shares of ZIOPHARM common stock distributed to you in the Distribution will be registered in your name and you will become the record holder of that number of shares of ZIOPHARM common stock.

“Street Name” Holders. Many Intrexon shareholders have their Intrexon common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. The ZIOPHARM common stock being distributed in the Distribution will be registered in the “street name” of your bank or broker, who in turn will then electronically credit your account for the shares of ZIOPHARM common stock, respectively, that you are entitled to receive in the Distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of ZIOPHARM common stock posted to your account.

Fractional Shares. Fractional shares of ZIOPHARM common stock will not be distributed in the Distribution. Instead, our transfer and disbursing agent will (i) sell such fractional shares of ZIOPHARM common stock to ZIOPHARM and (ii) distribute the pro rata portion of the net proceeds from such sale to each shareholder of Intrexon who would otherwise have received a fractional share of ZIOPHARM common stock. We currently estimate that it will take approximately one week after the Distribution for our transfer and disbursing agent to effectuate this sale and mail checks for fractional share payments to our shareholders, which checks will be attached to the distribution statements for ZIOPHARM common stock described below under “Direct Registration System.” No interest will accrue on the amount of any payment made in lieu of the distribution of a fractional share.

Direct Registration System. ZIOPHARM common stock will be issued as uncertificated shares registered in book entry form through the direct registration system. No certificates representing your shares of ZIOPHARM common stock will be mailed to you in the ordinary course. Under the direct registration system, instead of receiving stock certificates, you will receive a distribution statement reflecting your ownership interest in shares of ZIOPHARM common stock. The ZIOPHARM transfer agent and registrar, American Stock Transfer & Trust Company, LLC, will begin mailing distribution statements reflecting your ownership of shares of ZIOPHARM common stock promptly after the Distribution. When you receive your first account statement, you will receive information explaining the direct registration system and detailing the various options of this form of ownership. We currently estimate that it will take approximately one week from the Distribution for the ZIOPHARM transfer agent and registrar to complete these mailings, which will include the checks for any fractional share payments described above under “Fractional Shares.”

Material U.S. Federal Income Tax Consequences of the Distribution

General

The following is a summary of the material U.S. federal income tax consequences to holders of shares of Intrexon common stock in connection with the Distribution. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, each as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Intrexon common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is any beneficial owner of Intrexon common stock that is neither a “U.S. Holder” nor a partnership for U.S. federal income tax purposes.

This summary does not discuss all tax considerations that may be relevant to holders in light of their particular circumstances, nor does it address the consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	dealers or brokers in securities, commodities or currencies;

•	tax-exempt organizations;

•	banks, insurance companies or other financial institutions;

•	mutual funds;

•	regulated investment companies and real estate investment trusts;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders who hold individual retirement or other tax-deferred accounts;

•	holders who acquired shares of Intrexon common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	holders who hold Intrexon common stock as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	U.S. holders who have a functional currency other than the U.S. dollar;

•	holders who are subject to the alternative minimum tax; or

•	partnerships or other pass-through entities or investors in such entities.

This summary does not address the U.S. federal income tax consequences to Intrexon shareholders who do not hold shares of Intrexon common stock as a capital asset, nor does this summary address the tax consequences of the ownership or disposition of the ZIOPHARM common stock received in the Distribution. Moreover, this summary does not address any state, local or foreign tax consequences or any estate, gift or other non-income tax consequences. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Intrexon common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding Intrexon common stock should consult its own tax advisor as to the tax consequences of the Distribution. This summary also does not address the U.S. federal income tax consequences to holders of Intrexon Warrants who receive shares of ZIOPHARM common stock in the Distribution.

Intrexon shareholders will not receive any cash in the Distribution (other than cash in lieu of fractional shares of ZIOPHARM common stock).

EACH INTREXON SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTION.

Tax Treatment of the Distribution

The receipt of ZIOPHARM common stock by holders of Intrexon common stock in the Distribution is expected to be partially taxable for U.S. federal income tax purposes. Intrexon intends to treat the Distribution as a partially taxable dividend to its shareholders for U.S. federal income tax purposes, including for withholding tax purposes. Accordingly, as described below, the amount of ZIOPHARM common stock otherwise distributable may be reduced in respect of U.S. federal income tax withholding, and U.S. federal backup withholding may apply if certain certification requirements are not met.

Tax Consequences to U.S. Holders

Each U.S. Holder will be treated as receiving a distribution in an amount equal to the fair market value on the date of the Distribution of (i) the ZIOPHARM common stock received plus (ii) the fractional share of ZIOPHARM common stock sold by the distribution agent on such U.S. Holder’s behalf. This distribution generally would be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of Intrexon’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Intrexon common stock, and finally as capital gain from the sale or exchange of Intrexon common stock with respect to any remaining value. Based on the amount of Intrexon’s earnings and profits, Intrexon expects a portion of this distribution to be treated as other than a dividend for U.S. federal income tax purposes.

Dividends received by individual U.S. Holders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate holders may be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction. This distribution may be considered an “extraordinary dividend” under the U.S. federal income tax rules depending on the facts and circumstances of the U.S. Holder, which may affect a corporate U.S. Holder’s basis in its ZIOPHARM common stock. A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in the shares, to the extent of the extraordinary dividend.

A U.S. Holder’s tax basis in the ZIOPHARM common stock received in the Distribution generally will equal the fair market value on the date of the Distribution of such common stock received, and the holding period in the ZIOPHARM common stock will begin on the day after the Distribution. A U.S. Holder will have a basis in the fractional share of ZIOPHARM common stock that is to be sold by the distribution agent on such U.S. Holder’s behalf equal to the fair market value of such fractional share on the date of the Distribution. Upon the sale of such fractional share by the distribution agent on behalf of a U.S. Holder, such U.S. Holder generally will recognize short-term capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized and the U.S. Holder’s basis in the fractional share.

Tax Consequences to Non-U.S. Holders

Each Non-U.S. Holder will be treated as receiving a distribution in an amount equal to the fair market value on the date of the Distribution of (i) the ZIOPHARM common stock received plus (ii) the fractional share of ZIOPHARM common stock sold by the distribution agent on such Non-U.S. Holder’s behalf. This distribution generally would be treated first as a taxable dividend to the extent of the Non-U.S. Holder’s pro rata share of Intrexon’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Non-U.S. Holder’s basis in the Intrexon common stock, and finally as capital gain from the sale or exchange of Intrexon common stock with respect to any remaining value. Based on the amount of Intrexon’s earnings and profits, Intrexon expects a portion of this distribution to be treated as other than a dividend for U.S. federal income tax purposes.

Accordingly, it is anticipated that Non-U.S. Holders generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on a portion of this distribution. Even if a Non-U.S. Holder is eligible for a lower treaty rate, dividend payments will generally be subject to withholding at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder provides a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Non-U.S. Holders who do not timely provide the applicable withholding agent with the required certification, but who qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below regarding backup withholding, if the ZIOPHARM common stock distributed to a Non-U.S. Holder in the Distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. If the ZIOPHARM common stock received by a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the fair market value on the date of the Distribution of the ZIOPHARM common stock distributed (including any ZIOPHARM common stock withheld in respect of U.S. federal withholding tax) generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder (as described above). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year.

Any withholding tax with respect to the Distribution must be remitted in cash to the IRS. A Non-U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the non-U.S. holder’s behalf) shares of ZIOPHARM common stock that such Non-U.S. Holder would otherwise receive in the Distribution. Such holder may bear brokerage or other costs for this withholding procedure. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the holder’s U.S. tax liability for the year in which the Distribution occurred.

A Non-U.S. Holder should consult its tax advisor regarding its entitlement to benefits and the various rules under applicable tax treaties.

Tax Consequences to Intrexon

As described above under “Tax Treatment of the Distribution,” Intrexon intends to treat the Distribution as a taxable distribution of the ZIOPHARM common stock by Intrexon. Any corporate-level income tax incurred on the Distribution will be paid by Intrexon.

Information Reporting and Backup Withholding

In general, the fair market value of the ZIOPHARM common stock received by U.S. Holders in the Distribution will be reported to the IRS unless the holder is an exempt recipient. Backup withholding, at a rate of 28%, may apply unless the U.S. Holder (1) is an exempt recipient or (2) provides a certificate (generally on an IRS Form W- 9) containing the holder’s name, address, correct federal taxpayer identification number and a certification that the holder is a U.S. person and is not subject to backup withholding.

Any backup withholding tax with respect to the Distribution must be remitted in cash to the IRS. A U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the U.S. holder’s behalf) shares of ZIOPHARM common stock that such U.S. Holder would otherwise receive in the Distribution. Such holder may bear brokerage or other costs for this withholding procedure.

A Non-U.S. Holder will not be subject to backup withholding with respect to the ZIOPHARM common stock received in the Distribution, provided the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI or W-8BEN-E, or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with the ZIOPHARM common stock received by a Non-U.S. Holder in the Distribution, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may also apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. shareholders that hold shares of ZIOPHARM common stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above generally (i) apply to payments of dividends, and (ii) will apply to payments of gross proceeds from a sale or other disposition of our capital stock on or after January 1, 2017. Based on the amount of Intrexon’s earnings and profits, Intrexon expects a portion of this distribution to be treated as other than a dividend for U.S. federal income tax purposes. You should consult your tax advisor regarding these withholding provisions.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION TO HOLDERS OF INTREXON COMMON STOCK UNDER CURRENT LAW. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF HOLDERS. EACH HOLDER OF INTREXON COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH HOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Background of the Distribution

On May 11, 2015, after consultation with advisors and management, Intrexon’s Board of Directors authorized the distribution to our shareholders of an aggregate of 17,830,305 shares of ZIOPHARM common stock on or about the Distribution Date as a pro rata dividend on shares of Intrexon common stock outstanding at the close of business on the Record Date and the shares of our common stock deliverable under Warrants outstanding at the close of business on the Record Date. Following the Distribution, we will no longer own any shares of ZIOPHARM common stock.

As part of its Exclusive Channel Collaboration model, Intrexon sometimes has received equity in lieu of cash for technology access fees and milestones and also has participated in capital raises to allow some of its earlier-stage collaborators to focus their resources on product development. However, when such a collaborator develops greater operational and financial resources, as ZIOPHARM has, its shares become a financial asset within Intrexon that is independent of Intrexon’s operational goals and collaborative purposes. Intrexon is therefore pleased to provide its shareholders the opportunity to participate directly in the value created by its collaboration with ZIOPHARM, and anticipates that shareholders may recognize further gains through the ongoing development of ZIOPHARM’s diversified pipeline and expanding collaboration opportunities.

Intrexon’s strategic interest in ZIOPHARM remains strong, however, as Intrexon will continue to enjoy its significant interest in operating profits generated from commercialized products, as well as potential license fees from ZIOPHARM transactions, while continuing the planned growth and progress of the collaborative programs.

Intrexon believes that the special stock dividend of its ZIOPHARM shares further demonstrates the successful operation of its business model. Intrexon believes at this point, given its very strong economic interest in ZIOPHARM’s operations, holding the ZIOPHARM shares serves no purpose that cannot be better realized by Intrexon’s shareholders directly.

Mr. Randal J. Kirk, Intrexon’s Chairman and Chief Executive Officer, has publicly indicated that as a ZIOPHARM shareholder, he has no current intention of selling any of the ZIOPHARM shares that he will receive through the special stock dividend.

INFORMATION ABOUT ZIOPHARM ONCOLOGY, INC.

Overview of ZIOPHARM

ZIOPHARM Oncology, Inc. is a biopharmaceutical company that seeks to acquire, develop and commercialize, on its own or with commercial partners, a diverse portfolio of cancer therapies that can address unmet medical needs through synthetic biology. Pursuant to an exclusive channel collaboration agreement (or “ECC”) with Intrexon, ZIOPHARM obtained rights to Intrexon’s synthetic biology platform for use in the field of oncology, which included a clinical stage product candidate, Ad-RTS-IL-12 used with the oral activator veledimex. The synthetic biology platform is an industrialized engineering approach for molecular and cell biology and gene control. It employs an inducible gene-delivery system that enables controlled in vivo expression of genes that produce therapeutic proteins to treat cancer. Ad-RTS-IL-12 + veledimex uses this gene delivery system to produce Interleukin-12, or IL-12, a potent, naturally occurring anti-cancer protein. ZIOPHARM has completed two Phase 2 studies evaluating Ad-RTS-IL-12 + veledimex, the first for the treatment of metastatic melanoma, and the second for the treatment of metastatic breast cancer; data from these Phase 2 studies was presented in December 2014. ZIOPHARM is continuing to pursue intratumoral injection of Ad-RTS-IL-12 + veledimex in breast cancer and brain cancer.

In addition to ZIOPHARM synthetic biology programs, Intrexon (and ZIOPHARM, through its ECC agreement with Intrexon) recently obtained an exclusive, worldwide license to certain immuno-oncology technologies owned and licensed by The University of Texas M.D. Anderson Cancer Center, or MD Anderson, including technologies relating to novel chimeric antigen receptors, or CARs, natural killer, or NK cells and T cell receptors, or TCRs. Combining these technologies with Intrexon’s technology suite and clinically tested RheoSwitch Therapeutic System®, or RTS®, IL-12 modules, ZIOPHARM plans to develop CAR-T and other immune cells that will target and kill cancer cells.

ZIOPHARM’s principal executive offices are located at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129, and its telephone number is (617) 259-1970. ZIOPHARM’s internet site is www.ziopharm.com. The information on the ZIOPHARM website is not part of this information statement.

INFORMATION ABOUT ZIOPHARM COMMON STOCK

ZIOPHARM’s authorized capital stock consists of 280,000,000 shares, comprised of 250,000,000 shares of common stock, par value $.001 per share, and 30,000,000 shares of preferred stock, par value $.001 per share. For a more complete description of ZIOPHARM common stock, you should review ZIOPHARM’s Amended and Restated Certificate of Incorporation and Bylaws, as amended to date. See “Where You Can Find More Information” for instructions on how to obtain these documents.

ZIOPHARM common stock currently trades on the NASDAQ under the symbol “ZIOP”.

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for ZIOPHARM’s common stock. You may contact the transfer agent and registrar at the following address: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. You can also visit American Stock Transfer & Trust Company, LLC on the Internet at www.amstock.com.

WHERE YOU CAN FIND MORE INFORMATION

We are providing this Information Statement to our shareholders to ensure that they have received adequate information regarding the Distribution. The information in this letter is not intended to be complete and does not contain all information that you should consider in connection with the Distribution.

Intrexon and ZIOPHARM are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and each company files reports with the SEC, including annual reports, quarterly reports as well as other information each such company is required to file pursuant to securities laws. You may read and copy any reports, statements or other information that Intrexon and ZIOPHARM files with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.